EXHIBIT 3.1

                                STATE OF FLORIDA

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation of I-VIEW SOFTWARE, INC., a Florida corporation, filed on December 4, 1995, as shown by the records of this office.


The document number of this corporation P95000091794.


                                        GIVEN UNDER MY HAND AND THE
                                        GREAT SEAL OF THE STATE OF FLORIDA
                                        TALLAHASSEE, THE CAPITAL, THIS THE
                                        FOURTH DAY OF DECEMBER, 1995

[SEAL]                                  /s/ SANDRA B. MORTHAM
CR2E022(1-95)                           ----------------------------
                                            Sandra B. Mortham
                                            Secretary of State

                              I-VIEW SOFTWARE, INC.

                          ARTICLE I - NAME AND ADDRESS

   The name, address and principal place of business of this corporation is:

                             I-VIEW SOFTWARE, INC.
                             15050 S.W. 10th Street
                             Sunrise, Florida 33326

                              ARTICLE II - PURPOSE

         This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the Florida Business Corporation Act and to engage in any business or transaction deemed necessary, convenient or incidental to carrying out any of such business within or without the United States.

                           ARTICLE III - CAPITAL STOCK

         This corporation is authorized to issue 5,000,000 shares of common stock, par value $0.001 (the "Common Stock"). The Board of Directors may authorize the issuance of the Common Stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All of the Common Stock, when issued, shall be fully paid and exempt from assessment.

                ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

   The street address of the initial registered office of this corporation is:

                              701 Brickell Avenue
                              Suite 2000
                              Miami, Florida 33131

and the name of the initial registered agent of this corporation at such address is WLMC REGISTERED AGENTS, INC.

                            ARTICLE V - INCORPORATOR

    The name and address of the initial incorporator of this corporation is:

                             Peter Berg
                             15050 S.W. 10th Street
                             Sunrise, Florida 33326

                         ARTICLE VI - BOARD OF DIRECTORS

         The number of directors may be either increased or decreased from time to time as provided in the By-Laws but shall never be less than one.

                          ARTICLE VII - INDEMNIFICATION

SECTION 1 - RIGHT TO INDEMNIFICATION. The corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director, officer, employee or agent of the corporation to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as a director, officer, agent, employee, or representative, or arising out of his status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers, directors, employees and agents against fines, liabilities, costs and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

SECTION 2 - ADVANCES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal suit, action or proceeding shall be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

SECTION 3 - SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that has not been invalidated and to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 1st day of December, 1995.
1995.


                                            /s/ PETER BERG
                                            -------------------------
                                                Peter Berg
                                                Incorporator

                         ACCEPTANCE OF REGISTERED AGENT

         Having been named to accept service of process for I-VIEW SOFTWARE, INC. at the place designated in the Articles of Incorporation, the undersigned, on behalf of WLMC Registered Agents, Inc., hereby agrees to act in this capacity, and agrees to comply with the provisions of Section 607.0505 Fla. Stat. (1993).

Dated this 1st day of December, 1995.

                                           WLMC REGISTERED AGENTS, INC.

                                           By: /s/ LESLIE J. CROLAND
                                           -------------------------
                                               Leslie J. Croland
                                               Authorized Representative